Exhibit 10.24

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

                This first amendment to the Employment Agreement (as defined below), dated as of February 26, 2004 (this “Amendment”) is made between Asbury Automotive Group, Inc., a Delaware corporation (the “Company”), and Kenneth Gilman.

RECITALS

                WHEREAS, Asbury Automotive Group, L.L.C. and Kenneth Gilman entered into the Employment Agreement, dated as of December 3, 2001 (the “Employment Agreement”);

WHEREAS, on March 19, 2002, Asbury Automotive Group, Inc. became the successor in interest of Asbury Automotive Group, L.L.C.; and

                WHEREAS, the Company and Kenneth Gilman wish to amend the definition of “Fair Market Value” set forth in Section 9(c) of the Employment Agreement in order to simplify the calculation.

                NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.                                       Section 9(c) of the Employment Agreement is hereby amended to read in its entirety as follows:

“If Executive is employed by the Company on the second anniversary of the IPO, Executive shall receive additional options (the “Additional Options”) to purchase the number of shares of Common Stock equal to the lesser of (i) 0.5% of the number of shares of Common Stock outstanding on such date or (ii) $5,000,000 divided by the Fair Market Value (defined below) of a share of common stock on such date.  The strike price of the Additional Options shall be the Fair Market Value of a share of Common Stock.  For purposes of this Section 9(c), “Fair Market Value” of a share of Common Stock means the greater of (x) the average of the high and low trading prices for a share of Common Stock for each of the five trading days prior to the date of grant of the Additional Options or (y) the average of the high and low trading prices for a share of Common Stock on the date of grant of the Additional Options.”

2.                                       Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Employment Agreement.

3.                                       Except as specifically amended hereby, the other terms and conditions of the Employment Agreement shall remain in full force and effect.

4.                                       This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement.

5.                                       This Amendment shall be deemed to be made in, and in all respects shall be interpreted, construed and governed by and in accordance with, the laws of the State of New York, without regard to the conflicts of law principles of such State.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first written above.

ASBURY AUTOMOTIVE GROUP, INC.

By:	/s/ Ian Snow
Name:	/s/ Ian Snow
Title:

/s/ Kenneth B. Gilman
Kenneth B. Gilman